EXHIBIT 1.01

Visteon Corporation

Conflict Minerals Report

For the Year Ended December 31, 2017

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). These requirements apply to SEC registrants regardless of the geographic origin of the tin, tantalum, tungsten and gold (3TG), and whether or not they fund armed conflict. If the registrant has reason to believe that any of the 3TG contained in its products may have originated from the Democratic Republic of the Congo (DRC) or an adjoining country (Covered Country), or is unable to determine the country of origin of their 3TG, the registrant is required to submit a conflict minerals report which includes a description of the measures it took to exercise due diligence on the source and chain of custody of its 3TG.

Company and Product Overview

Visteon Corporation (the “Company” or “Visteon”) and its consolidated entities, is a global automotive supplier that designs, engineers and manufactures innovative electronics products for nearly every original equipment vehicle manufacturer. The Company’s manufacturing and engineering footprint is principally located outside of the U.S., with a heavy concentration in low-cost geographic regions. The Company’s cockpit electronics business is one of the broadest portfolios in the industry and includes instrument clusters, information displays, infotainment systems, audio systems, head-up displays, SmartCore™ cockpit domain controllers, vehicle connectivity, and the DriveCore™ autonomous driving platform. Visteon also supplies embedded multimedia and smartphone connectivity software solutions to the global automotive industry. Based on product assessments, a significant percentage of each product group contains one or more 3TG metal. In most cases, Visteon does not directly source the chemical or mineral content of its products and therefore must conduct inquiries that trace back through its supply chain to confirm the exact origin of those minerals.

Reasonable Country of Origin Inquiry

We conducted our country of origin inquiry in good faith, and we believe that such inquiry was reasonable to allow us to make our determination regarding the country of origin of the 3TG in our products. After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in the DRC or Covered Countries during 2017, all within the meaning of the Rule.

Visteon is supported by a complex and multi-tiered supply chain primarily located outside of the U.S., with many entities based in foreign countries. Visteon conducted an extensive survey that contained questions about the supply chain’s use and origin of all 3TG contained in its products at a company level. Further, the inquiry requested specific information about the smelters or refiners who directly purchase the 3TG content in their supply chain, their company’s conflict minerals policy, and specific due diligence measures. The tools used to conduct this survey were the Responsible Mineral Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT) and the iPoint Conflict Minerals Platform (iPCMP).

The Company’s terms and conditions require compliance with all applicable laws, company policies, and customer requirements. Additionally, Visteon has actively communicated with its global supply chain to inform, educate, and set expectations for the responsible sourcing of all 3TG content.

•	Information – Visteon communicated in multiple languages with each identified supplier regarding the SEC Rule, OECD Due Diligence Guidance, Visteon’s conflict minerals policy located at http://www.visteon.com/company/csr/ethics.html, which included the cascade and reasonable enforcement of the Responsible Minerals Assurance Process (RMAP) and the current reporting requirements

•	Education – Visteon included training resources in its supplier communication package as well as detailed assessments and action plans for individual suppliers based on the specific smelter data provided by their companies

•	Expectations – Visteon communicated with each identified supplier regarding the necessary due diligence efforts to submit a complete and valid report which included:

•	The identification of any 3TG minerals that were intentionally added or necessary to the functionality of their supplied products,

•	The determination of whether any 3TG mineral originated or may have originated from a Covered Country

•	The identification of smelters or refiners who process those minerals

•	The mine country location of any 3TG minerals

•	Improvements in supply chain response percentages

•	Improvements in the data completeness and validity of smelter or refiner lists for each metal as compared with the previous reporting year

Design of Due Diligence

Visteon’s due diligence process has been designed to conform to the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas (the “OECD Due Diligence Guidance”).

Due Diligence Measures Performed

Management Systems

Visteon has established an internal management team to oversee its conflict minerals compliance activities. The management team includes managers, directors, and executives from legal, purchasing, sales and corporate communications. The core management team is tasked with developing the company’s conflict minerals compliance program, operating procedure, policy and strategy. Additionally, Visteon has staffed an extended team of highly trained analysts supporting supply chain engagement and due diligence analysis. Visteon’s senior leaders and audit committee members are updated on a regular basis of the program’s progress and status.

Grievance Mechanism

The employees involved with intake and grievance resolution have been adequately trained on conflict minerals and related concerns. Visteon provides both employees and the public the ability to contact Visteon through its website, email, and/or hotline. Visteon’s policy regarding conflict minerals can be found at http://www.visteon.com/company/csr/ethics.html.

Identification of Risks in the Supply Chain

The incoming data was assessed by Visteon’s due diligence team who is trained in the fundamentals of the Rule and all relevant guidance available through the SEC, industry and trade associations and Visteon’s internal operating procedure. All data was assessed using a standardized format and the latest available data analysis tools from the Responsible Minerals Initiative which provides individual smelter and refiner information regarding the sourcing of 3TG from conflict-free mine locations. Detailed records and metrics were kept on all incoming survey responses and all supplier communication. Among its objectives, Visteon was focused on assessing the clear understanding of the requirements by its supply chain as well as year-over-year improvements in the completeness and validity of the smelter or refiner data submitted and the improvement in the number of smelters and refiners confirmed as conflict-free.

Suppliers who have responded in Visteon’s requested format are monitored by the Company’s due diligence team to analyze the gaps and risks in each supplier’s response. Those suppliers were further engaged by the due diligence team and were provided with a complete assessment of their reported smelter or refiner data using the latest tools available to members of the RMI. The assessment provides the supplier with a detailed analysis of the smelters and refiners that they reported to Visteon and their latest progress toward becoming certified as conflict-free.

Strategy to Respond to Risks in the Supply Chain

Visteon supports and is an active member of the Responsible Minerals Initiative which facilitates cross-industry efforts to audit and certify all known smelters and refiners as conflict-free. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI using the information available for member “VIST.” Visteon’s risk assessment of its supply chain was based on extensive criteria, including the data which is available to members of the RMI about the conflict-free status of each smelter and refiner. Each direct supplier was assigned an internal risk rating associated with their understanding of the rule, completeness and validity of the reported smelter or refiner data, any provided country of origin information and the conflict-free status of their supply chain. Suppliers who did not respond in Visteon’s requested format were tracked and engaged by the company’s purchasing organization. Additionally, suppliers were individually contacted by Visteon’s due diligence team regarding next-steps based on their company’s individual declarations of smelter or refiners not yet certified as conflict-free by the RMI.

Based on the combined supplier and RMI information obtained through Visteon’s due diligence efforts, Visteon directly engaged certain smelters and refiners reported by its supply chain based on the progress each entity was making toward becoming conflict-free. Certain smelters or refiners who were not found to be conflict-free or actively engaging with the RMI were contacted directly and encouraged to participate in the Responsible Minerals Assurance Process (RMAP) audit program.

Third Party Audit of Supply Chain Due Diligence

Visteon supports smelter and refiner audits through the Responsible Minerals Assurance Process and its RMI membership. Additionally, the Company participates in many automotive industry and cross-industry initiatives dedicated to providing conflict mineral reporting and compliance solutions to the upstream supply chain. Some of the organizations include the Responsible Minerals Initiative (RMI) which has a cross-industry focus for achieving a world-wide conflict-free supply chain, the AIAG Conflict Mineral Work Group (CMWG) which focuses on the specific conflict minerals needs of the automotive industry and its supply chain, various sub-groups of the AIAG-CMWG which focuses on the detailed issues related to achieving a conflict-free supply chain for automotive products, and the Conflict Minerals Cross-Industry Collaboration Group which shares best practices to address conflict minerals issues across multiple industries.

Annual Reporting on Supply Chain Due Diligence

Visteon’s Form SD and Conflict Minerals Report are filed annually with the SEC and a copy of the report, including the most recent list of known smelters and refiners is available on the company’s website at http://www.visteon.com/company/csr/ethics.html and also on the company’s website in the investors section under SEC filings at http://visteon.com/investors/sec.html.

Due Diligence Results

The result of Visteon’s RCOI and due diligence efforts have found no evidence that the 3TG contained in the company’s product supports armed conflict in the DRC or Covered Countries. The data reported from our direct suppliers as well as the smelters and refiners engaged by the Company is incomplete and will continue to be evaluated.

Due to the dynamic nature of Visteon’s supply chain, supplier engagement is on-going based on the individual assessments of the individual company by the due diligence team. Communication and next-steps, including escalation, are tracked on a company-by-company basis and include additional engagement by Visteon’s due diligence team as well as engagement of the supplier by the Company’s purchasing organization.

As part of Visteon’s reasonable country of origin inquiry, the Company requested its suppliers to disclose the mine location information for any smelter or refiner who was not certified as conflict-free through the RMI RMAP. Visteon has access to mine location information for all smelters or refiners who are certified as conflict-free through the RMAP. This is a benefit provided to subscribing members of the RMI.

Based on the data provided by our supply chain and the company’s own due diligence efforts, the known smelters and refiners as well as the known source countries for our 3TG are included at the end of this report.

Steps to be taken to Improve Due Diligence and Mitigate Risk

As Visteon enters its sixth year of its conflict mineral due diligence efforts, the following steps will be taken to improve due diligence and mitigate the risk that the necessary 3TG in our products may have benefitted armed groups in the DRC or Covered Countries:

•	Continue to escalate unresponsive suppliers through Visteon’s purchasing management

•	Continue to engage with suppliers who have reported data to Visteon and provide detailed assessment and action plans for their data completeness, validity and the conflict-free status of their smelters and refiners

•	Continue to monitor supplier performance to requested action plans and implement an escalation process for underperforming or unresponsive suppliers

•	Continue membership and support of RMI and the AIAG Conflict Minerals Work Group to maintain best practices and build leverage over the supply chain in line with the OECD Due Diligence Guidance.

•	Directly engage with the known smelters in our supply chain to encourage participation in the Responsible Minerals Assurance Process.

3TG SMELTERS AND REFINERS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON.

Smelter Name	Smelter Identification
State Research Institute Center for Physical Sciences and Technology	CID003153
Safimet S.p.A	CID002973
Planta Recuperadora de Metales SpA	CID002919
SungEel HiMetal Co., Ltd.	CID002918
Pease & Curren	CID002872
Degussa Sonne / Mond Goldhandel GmbH	CID002867
Morris and Watson Gold Coast	CID002866
Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Bangalore Refinery	CID002863
Modeltech Sdn Bhd	CID002857
Universal Precious Metals Refining Zambia	CID002854
Sai Refinery	CID002853
GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
AU Traders and Refiners	CID002850
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
WIELAND Edelmetalle GmbH	CID002778
SAXONIA Edelmetalle GmbH	CID002777
Italpreziosi	CID002765
L’Orfebre S.A.	CID002762
SAAMP	CID002761
Abington Reldan Metals, LLC	CID002708
TOO Tau-Ken-Altyn	CID002615
Marsam Metals	CID002606
Korea Zinc Co., Ltd.	CID002605
Tony Goetz NV	CID002587
Remondis Argentia B.V.	CID002582
T.C.A S.p.A	CID002580
Kaloti Precious Metals	CID002563
Emirates Gold DMCC	CID002561
Al Etihad Gold LLC	CID002560
Singway Technology Co., Ltd.	CID002516
Fidelity Printers and Refiners Ltd.	CID002515
KGHM Polska Miedz Spolka Akcyjna	CID002511
Republic Metals Corporation	CID002510
MMTC-PAMP India Pvt., Ltd.	CID002509
Geib Refining Corporation	CID002459
Umicore Precious Metals Thailand	CID002314

Guangdong Jinding Gold Limited	CID002312
SAFINA A.S.	CID002290
Morris and Watson	CID002282
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Yokohama Metal Co., Ltd.	CID002129
Yamakin Co., Ltd.	CID002100
Western Australian Mint (T/a The Perth Mint)	CID002030
Valcambi S.A.	CID002003
United Precious Metal Refining, Inc.	CID001993
Umicore S.A. Business Unit Precious Metals Refining	CID001980
Umicore Brasil Ltda.	CID001977
Torecom	CID001955
Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Tokuriki Honten Co., Ltd.	CID001938
The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Tanaka Kikinzoku Kogyo K.K.	CID001875
Sumitomo Metal Mining Co., Ltd.	CID001798
Solar Applied Materials Technology Corp.	CID001761
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
SEMPSA Joyeria Plateria S.A.	CID001585
Samwon Metals Corp.	CID001562
Samduck Precious Metals	CID001555
Sabin Metal Corp.	CID001546
Royal Canadian Mint	CID001534
Rand Refinery (Pty) Ltd.	CID001512
PX Precinox S.A.	CID001498
PT Aneka Tambang (Persero) Tbk	CID001397
Prioksky Plant of Non-Ferrous Metals	CID001386
Penglai Penggang Gold Industry Co., Ltd.	CID001362
PAMP S.A.	CID001352
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Ohura Precious Metal Industry Co., Ltd.	CID001325
Elemetal Refining, LLC	CID001322
Nihon Material Co., Ltd.	CID001259
Navoi Mining and Metallurgical Combinat	CID001236
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220

Moscow Special Alloys Processing Plant	CID001204
Mitsui Mining and Smelting Co., Ltd.	CID001193
Mitsubishi Materials Corporation	CID001188
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Metalor USA Refining Corporation	CID001157
Metalor Technologies S.A.	CID001153
Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Metalor Technologies (Hong Kong) Ltd.	CID001149
Metalor Technologies (Suzhou) Ltd.	CID001147
Matsuda Sangyo Co., Ltd.	CID001119
Materion	CID001113
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
LS-NIKKO Copper Inc.	CID001078
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Lingbao Gold Co., Ltd.	CID001056
L’azurde Company For Jewelry	CID001032
Kyrgyzaltyn JSC	CID001029
Kojima Chemicals Co., Ltd.	CID000981
Kennecott Utah Copper LLC	CID000969
Kazzinc	CID000957
Kazakhmys Smelting LLC	CID000956
JX Nippon Mining & Metals Co., Ltd.	CID000937
JSC Uralelectromed	CID000929
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Asahi Refining Canada Ltd.	CID000924
Asahi Refining USA Inc.	CID000920
Jiangxi Copper Co., Ltd.	CID000855
Japan Mint	CID000823
Istanbul Gold Refinery	CID000814
Ishifuku Metal Industry Co., Ltd.	CID000807
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
HwaSeong CJ CO., LTD.	CID000778
Hunan Chenzhou Mining Co., Ltd.	CID000767
Heraeus Precious Metals GmbH & Co. KG	CID000711
Heraeus Metals Hong Kong Ltd.	CID000707
Heimerle + Meule GmbH	CID000694
HeeSung Metal Ltd.	CID000689
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Refinery of Seemine Gold Co., Ltd.	CID000522

OJSC Novosibirsk Refinery	CID000493
Eco-System Recycling Co., Ltd.	CID000425
Dowa	CID000401
DODUCO Contacts and Refining GmbH	CID000362
DSC (Do Sung Corporation)	CID000359
Daye Non-Ferrous Metals Mining Ltd.	CID000343
Daejin Indus Co., Ltd.	CID000328
Chugai Mining	CID000264
Chimet S.p.A.	CID000233
Yunnan Copper Industry Co., Ltd.	CID000197
Cendres + Metaux S.A.	CID000189
CCR Refinery - Glencore Canada Corporation	CID000185
Caridad	CID000180
C. Hafner GmbH + Co. KG	CID000176
Boliden AB	CID000157
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Aurubis AG	CID000113
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Asaka Riken Co., Ltd.	CID000090
Asahi Pretec Corp.	CID000082
Argor-Heraeus S.A.	CID000077
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Aida Chemical Industries Co., Ltd.	CID000019
Advanced Chemical Company	CID000015
Power Resources Ltd.	CID002847
Jiangxi Tuohong New Raw Material	CID002842
Resind Industria e Comercio Ltda.	CID002707
KEMET Blue Powder	CID002568
Global Advanced Metals Aizu	CID002558
Global Advanced Metals Boyertown	CID002557
H.C. Starck Smelting GmbH & Co. KG	CID002550
H.C. Starck Ltd.	CID002549
H.C. Starck Inc.	CID002548
H.C. Starck Hermsdorf GmbH	CID002547
H.C. Starck Tantalum and Niobium GmbH	CID002545
H.C. Starck Co., Ltd.	CID002544
KEMET Blue Metals	CID002539
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
XinXing HaoRong Electronic Material Co., Ltd.	CID002508

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
FIR Metals & Resource Ltd.	CID002505
D Block Metals, LLC	CID002504
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Ulba Metallurgical Plant JSC	CID001969
Telex Metals	CID001891
Taki Chemical Co., Ltd.	CID001869
Solikamsk Magnesium Works OAO	CID001769
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
QuantumClean	CID001508
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
NPM Silmet AS	CID001200
Mitsui Mining and Smelting Co., Ltd.	CID001192
Mineracao Taboca S.A.	CID001175
Metallurgical Products India Pvt., Ltd.	CID001163
LSM Brasil S.A.	CID001076
Jiujiang Nonferrous Metals Smelting Company Limited	CID000917
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Guangdong Zhiyuan New Material Co., Ltd.	CID000616
F&X Electro-Materials Ltd.	CID000460
Exotech Inc.	CID000456
Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Changsha South Tantalum Niobium Co., Ltd.	CID000211
Asaka Riken Co., Ltd.	CID000092
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
PT Lautan Harmonis Sejahtera	CID002870
Gejiu Jinye Mineral Company	CID002859
Modeltech Sdn Bhd	CID002858
Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Gejiu Fengming Metallurgy Chemical Plant	CID002848
HuiChang Hill Tin Industry Co., Ltd.	CID002844
PT Menara Cipta Mulia	CID002835
PT Kijang Jaya Mandiri	CID002829
PT Sukses Inti Makmur	CID002816
PT Bangka Prima Tin	CID002776
Metallo Spain S.L.U.	CID002774
Metallo Belgium N.V.	CID002773
Super Ligas	CID002756
Resind Industria e Comercio Ltda.	CID002706
An Vinh Joint Stock Mineral Processing Company	CID002703
CV Tiga Sekawan	CID002593

CV Dua Sekawan	CID002592
Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
CV Ayi Jaya	CID002570
PT Inti Stania Prima	CID002530
O.M. Manufacturing Philippines, Inc.	CID002517
PT ATD Makmur Mandiri Jaya	CID002503
Melt Metais e Ligas S.A.	CID002500
Magnu’s Minerais Metais e Ligas Ltda.	CID002468
CV Venus Inti Perkasa	CID002455
Yunnan Tin Company Limited	CID002180
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
White Solder Metalurgia e Mineracao Ltda.	CID002036
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Thaisarco	CID001898
Soft Metais Ltda.	CID001758
Rui Da Hung	CID001539
PT Tommy Utama	CID001493
PT Tinindo Inter Nusa	CID001490
PT Timah (Persero) Tbk Mentok	CID001482
PT Timah (Persero) Tbk Kundur	CID001477
PT Sumber Jaya Indah	CID001471
PT Stanindo Inti Perkasa	CID001468
PT Sariwiguna Binasentosa	CID001463
PT Refined Bangka Tin	CID001460
PT Prima Timah Utama	CID001458
PT Panca Mega Persada	CID001457
PT Mitra Stania Prima	CID001453
PT Karimun Mining	CID001448
PT Eunindo Usaha Mandiri	CID001438
PT DS Jaya Abadi	CID001434
PT Bukit Timah	CID001428
PT Belitung Industri Sejahtera	CID001421
PT Bangka Tin Industry	CID001419
PT Babel Inti Perkasa	CID001402
PT Artha Cipta Langgeng	CID001399
Operaciones Metalurgical S.A.	CID001337
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Mitsubishi Materials Corporation	CID001191

Minsur	CID001182
Mineracao Taboca S.A.	CID001173
Metallic Resources, Inc.	CID001142
Malaysia Smelting Corporation (MSC)	CID001105
China Tin Group Co., Ltd.	CID001070
Gejiu Kai Meng Industry and Trade LLC	CID000942
Huichang Jinshunda Tin Co., Ltd.	CID000760
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Fenix Metals	CID000468
Estanho de Rondonia S.A.	CID000448
EM Vinto	CID000438
Dowa	CID000402
CV United Smelting	CID000315
CV Serumpun Sebalai	CID000313
PT Aries Kencana Sejahtera	CID000309
CV Gita Pesona	CID000306
Alpha	CID000292
Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Hunan Litian Tungsten Industry Co., Ltd.	CID003182
Moliren Ltd.	CID002845
Woltech Korea Co., Ltd.	CID002843
ACL Metais Eireli	CID002833
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Philippine Chuangxin Industrial Co., Inc.	CID002827
South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Unecha Refractory metals plant	CID002724
Hydrometallurg, JSC	CID002649
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Niagara Refining LLC	CID002589
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
H.C. Starck Smelting GmbH & Co. KG	CID002542
H.C. Starck Tungsten GmbH	CID002541
Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Asia Tungsten Products Vietnam Ltd.	CID002502
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494

Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Malipo Haiyu Tungsten Co., Ltd.	CID002319
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Xiamen Tungsten Co., Ltd.	CID002082
Wolfram Bergbau und Hutten AG	CID002044
Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Kennametal Fallon	CID000966
Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Japan New Metals Co., Ltd.	CID000825
Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Hunan Chenzhou Mining Co., Ltd.	CID000766
Global Tungsten & Powders Corp.	CID000568
Fujian Jinxin Tungsten Co., Ltd.	CID000499
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Kennametal Huntsville	CID000105
A.L.M.T. TUNGSTEN Corp.	CID000004

MINE COUNTRY LOCATIONS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON

Afghanistan
Albania
Argentina
Australia
Austria
Azerbaijan
Bolivia
Brazil
Bulgaria
Burkina Faso
Burundi*
Cambodia

Canada
Central Africa*
Chile
China
Colombia
Czech Republic
Democratic Republic of Congo*
Djibouti
Dominican Republic
Ecuador
Egypt
Estonia
Ethiopia
France
Germany
Ghana
Guinea
Guyana
India
Indonesia
Ireland
Japan
Kazakhstan
Kenya
Korea, Republic Of
Kyrgyzstan
Laos
Liberia
Madagascar
Malaysia
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
New Zealand
Nigeria
Peru
Philippines
Poland
Portugal

Russian Federation
Rwanda*
Saudi Arabia
Sierra Leone
Slovakia
South Africa
Spain
Suriname
Sweden
Switzerland
Tanzania*
Thailand
Turkey
Uganda*
United Kingdom
United States of America
Uzbekistan
Vietnam
Zambia*
Zimbabwe

*	The DRC or Covered Country